Exhibit 99.1

EPR Properties Announces Redemption of

6.625% Series F Cumulative Redeemable Preferred Shares

KANSAS CITY, MO, November 21, 2017 – EPR Properties (NYSE: EPR) (the “Company”) announced today that it has delivered notice to holders of the Company’s 6.625% Series F Cumulative Redeemable Preferred Shares (NYSE: EPR PrF – CUSIP No.: 26884U406) (the “Series F Preferred Shares”) of the Company’s intent to redeem all 5,000,000 of its outstanding Series F Preferred Shares on December 21, 2017 (the “Redemption Date”). The Series F Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus $0.299045 per share, the amount equal to all accumulated and unpaid dividends up to, but not including, the Redemption Date.

The Series F Preferred Shares will cease to accumulate dividends immediately prior to the Redemption Date. Upon redemption, the Series F Preferred Shares will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. Upon redemption, the Series F Preferred Shares will be delisted from trading on the New York Stock Exchange.

All Series F Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”). The Series F Preferred Shares will be redeemed in accordance with the procedures of DTC. Questions relating to, and requests for additional copies of, the notice of redemption and the related materials should be directed to Computershare Trust Company, N.A., the Company’s transfer agent and redemption agent for the redemption of the Series F Preferred Shares. The address and telephone number of Computershare Trust Company, N.A. are: Computershare Trust Company, N.A., Attn: Corporate Actions, 250 Royall Street, Canton, MA 02021; and 1-800-546-5141.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $6.6 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the redemption of the Series F Preferred Shares. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties

Brian Moriarty, 888-EPR-REIT

www.eprkc.com